SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Washington

(State of other jurisdiction of incorporation)

0-10394 (Commission File Number)	91-0864123 (IRS Employer Identification No.)

10525 Willows Road N.E., Redmond, WA Address of principal executive offices)	98052 (Zip Code)

Registrant’s telephone number, including area code:    (425) 881-6444

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01   Other Events

DATA I/O CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM

Redmond, Washington – Data I/O Corporation (“Data I/O”) (Nasdaq: DAIO) announced today that on December 16, 2008 its board of directors has authorized a stock repurchase program of up to 1 million shares of common stock.

The shares will be purchased in the open market, by block purchases or in private transactions, based on prevailing market conditions and price limits, and the stock repurchase program is authorized for the year 2009. The program may be suspended or discontinued at any time. The company had approximately 8.9 million shares of common stock outstanding as of December 22, 2008. The shares repurchased will be available for re-issuance to satisfy employee stock plans and for other corporate purposes. The board also approved entering into a Rule 10b5-1 trading plan, which allows the company to repurchase the company’s common stock in the open market during periods in which stock trading is otherwise closed for the company. The discretionary repurchase provisions and the 10b5-1 provisions of the program will be effective starting January 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2008	Data I/O Corporation By /s/Joel S. Hatlen Joel S. Hatlen Vice President - Finance Chief Financial Officer Secretary and Treasurer